UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 16, 2016 (June 3, 2016)

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 Blue Bird Boulevard Fort Valley, Georgia 31030	31030
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (478) 822-2130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment to the registrant’s Current Report on Form 8-K filed on June 3, 2016, is being filed pursuant to Instruction 2 to Item 5.02 to add the following information regarding committee assignments that had not been determined at the time of the original filing:

At a meeting on June 16, 2016, the Board of Directors elected Kevin Penn as Chairman of the Board and to serve on the Corporate Governance and Nominating Committee as well as the Compensation Committee, Daniel J. Hennessy was elected to serve on the Audit Committee and Michael Sand was elected to serve on the Compensation Committee.

The information contained in Item 5.02 of the registrant’s Current Report on Form 8-K filed on June 1, 2016, regarding the arrangements and transactions related to Mr. Penn and Mr. Sand is hereby incorporated herein by reference.

The remainder of the information contained in the original filing remains unchanged.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Paul Yousif
Name:	Paul Yousif
Title:	Vice President
Dated: June 16, 2016